SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2011

IMPERIAL SUGAR COMPANY

(Exact name of registrant as specified in its charter)

TEXAS	000-16674	74-0704500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE IMPERIAL SQUARE P. O. BOX 9 SUGAR LAND, TEXAS		77487
(Address of principal executive offices)		(Zip Code)

(281) 491-9181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the 2011 Annual Meeting of Shareholders of Imperial Sugar Company (the “Company”) held on February 18, 2011 (the “2011 Annual Meeting”), the Company’s shareholders approved an amendment and restatement of the Company’s Long Term Incentive Plan (the “Plan”) that, among other things, (i) increased the number of shares of the Company’s common stock reserved for issuance under the Plan by 500,000 shares, (ii) limited the term of stock options and stock appreciation rights awarded under the Plan, (iii) updated the potential business criteria applicable to performance awards under the Plan, (iv) limited the number of shares of the Company’s common stock that may be granted to any employee following the effective date of the amendment and restatement to 400,000 shares per calendar year and limited the amount of cash awards to no more than $4,000,000 per calendar year, (v) eliminated the award limitations applicable to non-employee directors, (vi) clarified that awards under the Plan are subject to Company policies, including the recoupment or clawback policies, (vii) limited the term of the Plan to ten years from the date of shareholder approval, and (viii) made other changes relating to the administration of the Plan. This amendment and restatement of the Plan was previously approved by the Company’s Board of Directors. A summary of the material terms of the Plan, as amended and restated, is set forth in the Company’s Definitive Proxy Statement relating to the 2011 Annual Meeting that was filed with the Securities and Exchange Commission on December 29, 2010 (the “Proxy Statement”), which summary is incorporated by reference herein. The summary is qualified in its entirety by reference to a copy of the Plan, as amended and restated, which is attached as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the 2011 Annual Meeting, five proposals were voted on by the Company’s shareholders. The proposals are described in detail in the Proxy Statement. A brief description of the proposals and the final results of the votes for each matter are as follow:

1.	The Company’s shareholders elected all of the Class III Director nominees to serve as members of the Company’s Board of Directors until the Company’s 2014 Annual Meeting of Shareholders.

Name	For	Against	Abstain	Broker Non-Votes
Gaylord O. Coan	6,167,840	621,495	80,220	2,990,522
David C. Moran	6,290,094	495,398	84,063	2,990,522
John E. Stokely	6,373,434	413,165	82,956	2,990,522

2.	The Company’s shareholders approved an amendment and restatement of the Plan (see item 5.02 above for a description of the amendment and restatement of the Plan).

For	Against	Abstain	Broker Non-Votes
5,506,130	1,250,223	113,202	2,990,522

3.	The Company’s shareholders ratified the appointment of Deloitte & Touch LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011.

For	Against	Abstain	Broker Non-Votes
9,596,395	210,163	53,519	0

4.	The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers as described in the “Compensation Discussion and Analysis” section of the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
6,375,826	420,590	73,139	2,990,522

5.	The Company’s shareholders held an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
5,889,654	218,553	688,237	73,111	2,990,522

At a meeting of the Company’s Board of Directors following the 2011 Annual Meeting, the Board of Directors decided in light of the vote set forth in 5. above that the Company will include an advisory shareholder vote on the compensation of the Company’s named executive officers in the matters to be voted on by the Company’s shareholders at each annual meeting of the Company’s shareholders beginning with the 2012 Annual Meeting until the next advisory shareholder vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers is held at an annual meeting of the Company’s shareholders.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Imperial Sugar Company Long Term Incentive Plan (as amended and restated effective December 9, 2010)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL SUGAR COMPANY

Date: February 22, 2011	By:	/S/ H. P. MECHLER
H. P. Mechler
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Imperial Sugar Company Long Term Incentive Plan (as amended and restated effective December 9, 2010)